UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
St. Vincent Press, Inc.
(Exact Name of registrant in its charter)

Nevada	2731	20-3079101
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9313 NE 23rd Avenue
Vancouver, Washington 98655
(925) 270-7625
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 W. Foothill Blvd., PMB B-175
Glendora, California 91741
Telephone (702) 944-8891 Fax (772) 940-2450
(Name, address and telephone number of agent for service)

Copies to:
Genesis Corporate Development, LLC
1500 Cliff Branch Drive Henderson, Nevada 89014 Telephone (772) 226-5554 Fax (772) 226-5557

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]                                                               Accelerated filer                 [  ]

Non-accelerated filer  [  ]                                                                Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of share to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	2,540,000	$0.05	$127,000.00	$5.97

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The date of this Prospectus is September 10, 2008.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

St. Vincent Press, Inc.

2,540,000 Shares of Common Stock

$0.05 per share

St. Vincent Press, Inc. (“SVP” or the Company) is registering an aggregate of 2,540,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell, from time to time, common stock using this Prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk. Prior to this offering, there has been no public market for our common stock.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated September 9, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION

The Company

St. Vincent Press, Inc. (“SVP” or the “Company”), was incorporated in the State of Nevada under the same name on May 24, 2005.  St. Vincent Press, Inc. was organized for the purposes of publishing and marketing books that have been rejected by larger publishers that, in the opinion of SVP management, have literary and commercial merit.  The Company was founded based on the need for alternative outlets for the product of talented, but unknown, writers, seeking recognition for their work.  SVP management believes that a small press dedicated to solid writers with fresh material can commercially succeed in today’s literary environment.  The major market segment targeted by SVP publications will be people wanting to protect their intellectual assets and maintain privacy of their financial concerns.  Additional market segments that will be explored for publication will be easily read and understood material on sophisticated tax planning, access to higher yield worldwide investment opportunities, options and stock trading, estate planning, use of foundations for capital growth, financial advice, protection against currency devaluation, and the convenience of online banking.

We are a small, start-up company that has not generated any revenues and that lacks a stable customer base.  Since our inception to the present, we have not generated any revenues. We believed that the funds received from our recent private placement offering pursuant to Regulation D, Rule 505, would be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months following the offering. However, our efforts to file our Form S-1 Registration Statement has been delayed. As a result, additional financing will be required to adequately finance our operations and the Company cannot assure investors that it will be successful in addressing this capital requirement.  Unfortunately, there can be no assurance that the actual expenses incurred over the next twelve months will not materially exceed our current capital base and cash flows from our operations. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing additional common stock in exchange for cash in order to continue as a going concern. This potential future issuance of common stock would dilute the holdings of any of the selling stockholders in this offering.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the OTCBB® upon the effectiveness of this Prospectus and closure of the offering.

We currently have one person, Michael Babbitts, who acts as our sole officer and director.  This individual allocates time and personal resources to SVP on a part-time basis. As of the date of this Prospectus, SVP has 16,790,000 shares of $0.001 par value common stock issued and outstanding.

Our mailing address of our principal executive offices is located at 9313 Ne 23rd Avenue, Vancouver, Washington 98655 with a telephone number of (925) 270-7625.

St. Vincent Press, Inc.’s fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 2,540,000 shares, or approximately 15.13%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling stockholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of $0.05 for the common stock being registered hereby is the price for which 1,040,000 of the offered shares were initially purchased by the selling stockholders.  The remaining 1,500,000 shares being offered were purchased upon inception by the Company’s former President for $.0006 per share.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to our Company.

St. Vincent Press, Inc.’s stock transfer agent is Delos Stock Transfer, 762 US Highway 1, Suite 159, Vero Beach, Florida 32962.

We have agreed to pay all costs and expenses relating to the registration of our common stock, but the selling stockholders will be responsible for any related commissions, all taxes including but not limited to federal and state income taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to SVP assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only and currently no market for SVP common stock exists.  Please refer to the sections herein titled "Risk Factors" and "Dilution" before making an investment in this stock.

Summary of Financial Information

The following table sets forth summary financial data derived from SVP financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this Prospectus.

Statements of Operations Data

May 24, 2005 (Inception) to June 30, 2008

Revenue	-

Expenses
Organizational costs	$6,750
Professional fees	68,031
Miscellaneous general and administrative	13,164
Total expenses	87,945

Net loss from operations	(87,945)

Other Income (Expenses)
Interest expense	(2,208)
Interest income	22
Total other income (expenses)	(2,186)

Net loss before income taxes	(90,131)

Provision for income taxes	-

Net loss and deficit accumulated during development stage	$(90,131)

Net loss per share
$-

Weighted average number common shares outstanding	15,697,584

Balance Sheets Data

	June 30, 2008	June 30, 2007
Assets

Current assets
Cash	$1,727	87
Prepaid expenses	2,500	17,500
Total Current Assets	4,227	17,587

Other assets
Investment in available-for-sale securities	1,500	550
Total Other Assets	1,500	550

Total assets	$5,727	18,137

Liabilities and Stockholder’s Equity (Deficit)

Current liabilities

Accounts Payable	$-	3,381
Total Current Liabilities	-	3,381

Long-term liabilities
Notes payable—related party	20,150	20,000
Accrued interest, note payable-related party	2,208	1,002
Total long-term liabilities	22,358	21,002

Total Liabilities
	22,538	24,383
Stockholders’ deficit

Common stock, $0.001 par value, 75,000,000 shares authorized, 16,790,000 and 15,750,000 shares outstanding at June 30, 2008 and 2007 respectively	16,790	15,750
Accumulated other comprehensive loss	(18,500)	(19,450)
Additional paid-in capital	75,210	28,750
Deficit accumulated during development stage	(90,131)	(31,296)
Total stockholders’ deficit	(16,631)	(6,246)

Total liabilities and stockholders’ deficit	$5,727	18,137

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Participation Is Subject to Risks of Investing in Micro Capitalization Companies

SVP believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, low market share, and limited financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Our Stock Is a Speculative Investment

This Registration Statement is intended to secure OTC eligibility and the transparency associated with registration such that the general public might have access to periodic and current information on our company as required by the Securities and Exchange Commission and the Securities Act of 1933, as amended and the Exchange Act of 1934, as amended, together with the rules and regulations as promulgated thereunder.  It is our hope that this might enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will ever develop.

Our securities are characterized as microcap stock.  The term "microcap stock" applies to companies with low or "micro" capitalizations, meaning the total value of the company's stock. Microcap companies typically have limited assets.  Microcap stocks tend to be low priced and trade in very low volumes.

We might ultimately list on the OTCBB®.  The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the NASDAQ Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB® to look up prices or enter quotes for OTC securities. Although the NASD oversees the OTCBB, the OTCBB is not part of the NASDAQ Stock Market.

Companies that trade their stocks on major exchanges and in the NASDAQ Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of stockholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards.  While all investments involve risk, microcap stocks are among the most risky. Many microcap companies tend to be new and have no proven track record. Some of these companies have no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

Legislation, Including the Sarbanes-Oxley Act of 2002, Will Make It Difficult to Attract Officers and Directors

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals.  The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.  The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the applicable provisions of the Sarbanes-Oxley Act.  The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers.  The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our boards of directors or as executive officers.  We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

There is No Public Market for Our Stock

A market for our common stock may never develop.  We intend to contact an authorized OTCBB® market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose their entire investment.

Going Concern Issues

We have yet to significantly commence our planned operations.  As of the date of this Prospectus, SVP has had only limited start-up operations and has generated no significant revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this Prospectus is a part.  If SVP's business fails, the investors in this offering may face a complete loss of their investment.

Nevada Corporate Law – Anti-Take Over Legislation

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other stockholders to elect directors other than the candidate or candidates nominated by our board of directors.

Our Common Stock Is Considered to Be a Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

All of Our Issued and Outstanding Common Shares Are Restricted Under Rule 144 of the Securities Act of 1933.

All of the presently outstanding shares of common stock (16,790,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before restricted stockholders can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Competition

Our primary competitors are 60,000 small publishers.  We believe that this also creates an opportunity for acquiring and consolidating some of these competitors or creating strategic alliances for mutual benefit.

Additionally, potential competitors with established market shares and greater financial resources may introduce or already market competing services.  Thus, there can be no assurance that SVP will be able to compete successfully in the future or that competition will not have a material adverse affect on SVP’s results of operations.

Reliance Upon Key Personnel and Necessity of Additional Personnel

SVP is largely dependent upon the personal efforts and abilities of existing management.  Michael Babbitts is our sole officer and director. We do not have any employment contracts. The success of SVP will also be largely dependent upon the ability of SVP to continue to attract quality management and employees to help operate SVP as its operations may grow.

Our sole officer and director is presently involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, our sole officer and director may face a conflict in selecting between SVP and the other business interests.  SVP has not formulated a policy for the resolution of such conflicts.

Our Officers and Directors Have Limited Expertise and No Experience in Managing a Public Company

Our operations depend on the efforts of Michael Babbitts, our sole officer and director.  Mr. Babbitts does not have any experience related to public company management or as a principal accounting or principal financial officer.  After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Arbitrary Offering Price

The offering price of $0.05 per share of common stock was arbitrarily determined by SVP and is unrelated to specific investment criteria, such as the assets or past results of SVP’s operations.  In determining the offering price, SVP considered such factors as the prospects, if any, of similar companies, the previous experience of management, SVP's anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

SVP Does Not Plan to Pay Dividends in the Foreseeable Future, and, as a Result, Stockholders Will Need to Sell Shares to Realize a Return on Their Investment

SVP has not declared or paid any cash dividends on its common stock since inception.  SVP intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future on its common stock.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Investors May Lose their Entire Investment if SVP Fails to Implement Its Business Plan.

From incorporation to date, we have no significant demonstrable operations record upon which you can evaluate the business and its prospects.  To date, we have not generated any significant revenues and may incur losses in the foreseeable future. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.  If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

Future Issuance of Common Stock – Dilution to Current Stockholders

We are authorized to issue up to 75,000,000 shares of common stock. Presently, there are 16,790,000 shares of common stock issued and outstanding as of the date of this Prospectus.  In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders' interests.

If We Are Unable to Obtain Additional Financing, We May Be Forced to Go Out of Business

We have limited capital resources. To date, we have not generated any significant cash flow from our operations. Unless we begin to generate sufficient revenues from the full implementation of our business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business, if additional financing is not available. We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements about SVP’s business, financial condition and prospects that reflect SVP management's assumptions and beliefs based on information currently available.  SVP can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of SVP’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within SVP’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandise that SVP expects to market, SVP’s ability to establish a sufficient customer base, management’s ability to raise capital in the future (if required), the retention of key employees, changes in the regulation of the industry in which SVP functions, and changes under the laws, rules and regulations of governmental entities.

There may be other risks and circumstances that management may be unable to predict.

When used in this Prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates," and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 - USE OF PROCEEDS

USE OF PROCEEDS

All of the shares being registered in this registration statement are issued and outstanding and held by the selling stockholders.  The selling stockholders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to SVP assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

ITEM 6 – DILUTION

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing stockholders.

ITEM 7 – SELLING STOCKHOLDERS

SELLING STOCKHOLDERS

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this Prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

			Number of Shares
	Number of Shares Owned	Number of Shares Offered by	Owned after the	Percentage of Shares Owned
Name of the Owner of the Common Stock	before the Offering	Selling Stockholders	Offering	after the Offering [1]
Michael Babbitts*	15,000,000	1,500,000	13,500,000	80.40%
Steven P. Becker	20,000	20,000	0	0.00%
Andrew S. Austin	40,000	40,000	0	0.00%
Christon C. Allen	10,000	10,000	0	0.00%
Yahuuah’s, Inc.[2]	20,000	20,000	0	0.00%
Roy J. Meadows	60,000	60,000	0	0.00%
Tammy L. Skalko	40,000	40,000	0	0.00%
Steven H. Kerr	20,000	20,000	0	0.00%
Howard Eimers	10,000	10,000	0	0.00%
R. F. Bearden Associates, Inc.[3]	40,000	40,000	0	0.00%
George Vogelei	40,000	40,000	0	0.00%
Gary Leonard[4]	40,000	40,000	0	0.00%
Gary Leonard, cust for Travis Leonard[4]	20,000	20,000	0	0.00%
Clayton Leonard[4]	20,000	20,000	0	0.00%
Peter Dyakowski[5]	20,000	20,000	0	0.00%
Anthony Dyakowski[5]	20,000	20,000	0	0.00%
Alexander Dyakowski[5]	20,000	20,000	0	0.00%
Michael A. Barron	20,000	20,000	0	0.00%
The Tanner Group[6]	20,000	20,000	0	0.00%
Todd Olsen	20,000	20,000	0	0.00%
Paul Smoot[7]	20,000	20,000	0	0.00%
Joel Harward	20,000	20,000	0	0.00%
Robert and Tracy Durrant	20,000	20,000	0	0.00%
Draakensberg Properties[8]	20,000	20,000	0	0.00%
Stacy and Kandie Hale	20,000	20,000	0	0.00%
Michael and Nicole Bennett	20,000	20,000	0	0.00%
Carolyn Holder	20,000	20,000	0	0.00%
Dennis K. Taylor	20,000	20,000	0	0.00%
Sid and Tammara Jones	20,000	20,000	0	0.00%
Don Hyatt	20,000	20,000	0	0.00%
Donna Johnson	20,000	20,000	0	0.00%
Melvel Jones	20,000	20,000	0	0.00%
Bryce Pearson	20,000	20,000	0	0.00%
Barbara and Walter Iwaniec	20,000	20,000	0	0.00%
Croft Marine[9]	20,000	20,000	0	0.00%
Chris Giauque	20,000	20,000	0	0.00%
Rosanne Morkel	20,000	20,000	0	0.00%
Valerie J. Kelson	20,000	20,000	0	0.00%
K+A Construction, Inc.[10]	20,000	20,000	0	0.00%
Kim Southworth	40,000	40,000	0	0.00%
Travis Jackson	20,000	20,000	0	0.00%
Merrill Moore	20,000	20,000	0	0.00%
Shirl and Carma Leavitt	20,000	20,000	0	0.00%
Wendell Smoot[7]	20,000	20,000	0	0.00%
James Kelson	20,000	20,000	0	0.00%
Dennis K. Taylor	20,000	20,000	0	0.00%
Nevada Development Business Corp [11]	750,000	0	750,000	4.47%

Total (47 Stockholders)	16,790,000	2,540,000	14,250,000	84.87%

On or about September 13, 2007, SVP closed a private placement offering in which it sold 1,040,000 shares of its common stock to the aforementioned stockholders.  The shares were issued at a price of $0.05 per share.  The shares bear a restrictive transfer legend.  This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about St. Vincent Press, Inc., including an audited balance sheet and reviewed statements of income, if applicable, changes in stockholders’ equity and cash flows.

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

1	Assumes the offering of all 2,540,000 offered in this Prospectus.
2	Donald LaVelli is the President and stockholder of Yahuuah’s, Inc.
3	Ronald Bearden is the President and Director of R. F. Bearden Associates, Inc.
4	Gary Leonard is the father of Travis Leonard
5	Peter Dyakowski is the father of Anthony and Alexander Dyakowski
6	Tom Simmons is the owner of The Tanner Group
7	Paul Smoot is the son of Wendell Smoot
8	Peter and Rosanne Morkel own Draakensberg Properties
9	Vincent Croft owns Croft Marine
10	Kent Argile owns K+A Construction
11	Randall Brumbaugh is an officer and a stockholder of Nevada Development Business Corp. (Registering 0 shares in this offering)
*      Current Officer and Director of the Company

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held amongst a small community of stockholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of SVP's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond SVP's control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

•	In the over-the-counter market;

•	On any exchange, which the shares may hereafter be listed;

•	In negotiated transactions other than on such exchanges;

•	By pledge to secure debts and other obligations;

•
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions, and in settlement of other transactions in standardized or over-the-counter options; or

•	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this Prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This Prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this Prospectus by any such recipient could exceed 500 shares, then a Prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a Prospectus supplement to name successors to any named selling stockholders who are able to use the Prospectus to resell the shares. Such Prospectus supplement would be required to be delivered, together with this Prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which SVP and the selling stockholders have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances, the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.

Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this Prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this Prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this Prospectus and any applicable Prospectus supplement and have informed the selling stockholders of the need to deliver copies of this Prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

SVP is authorized to issue 75,000,000 shares of $0.001 par value common stock.  As of the date of this registration statement, we had 16,790,000 shares issued and outstanding held by forty-seven (47) stockholders of record.

SVP's shares are entitled to one vote per share on each matter submitted for a vote at any meeting of stockholders.  SVP's shares do not carry cumulative voting rights.

SVP's shares have no pre-emptive rights to acquire additional shares or any other securities.  SVP's shares are not subject to redemption and carry no subscription or conversion rights.  In the event of liquidation, SVP's shares are entitled to share equally in corporate assets after satisfaction of all liabilities.

Stockholders are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  However, currently SVP is seeking growth and expansion of its business through the reinvestment of profits, if any, and SVP does not anticipate that it will pay cash dividends in the foreseeable future.

Pre-emptive Right

No holder of any shares of St. Vincent Press, Inc. stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of St. Vincent Press, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of SVP directors.

Cash Dividends

As of the date of this Prospectus, St. Vincent Press, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  SVP does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this offering, St. Vincent Press, Inc. will furnish its stockholders with annual financial reports certified by independent accountants, and may at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall Brumbaugh is legal counsel to the Company. Mr. Brumbaugh has a business address of 417 W. Foothill Blvd., PMB B-175, Glendora, CA 91741. Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®. As payment for such services, Mr. Brumbaugh has received approximately $1,500.  Mr. Brumbaugh is also an officer and director of Nevada Business Development Corporation, a 4.47% SVP stockholder.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF THE BUSINESS

St. Vincent Press, Inc. was incorporated in the State of Nevada on May 24, 2005.  St. Vincent Press, Inc. was organized for the purposes of publishing and marketing books that have been rejected by larger publishers that, in the opinion of SVP management, have literary and commercial merit.  The Company was founded based on the need for alternative outlets for the product of talented, but unknown, writers, seeking recognition for their work.  SVP management believes that a small press dedicated to solid writers with fresh material can commercially succeed in today’s literary environment.  The major market segment targeted by SVP publications will be people wanting to protect their intellectual assets and maintain privacy of their financial concerns.  Additional market segments that will be explored for publication will be easily read and understood material on sophisticated tax planning, access to higher yield worldwide investment opportunities, options and stock trading, estate planning, use of foundations for capital growth, financial advice, protection against currency devaluation, and the convenience of online banking.

Background of the Industry

Publishing companies have been in existence since the beginning of this country.  Many are well-established, and have considerable financial resources and an existing marketing and distribution system.  However, these established publishing companies do not generally represent unknown writers or those writers without a proven track record in sales or public following.

Distribution

Once ordered, our publications will be shipped either by the U. S. Postal Service or a commercial concern such as FedEx, with which we intend to establish a commercial account.

Website

We are currently developing the material criteria for a comprehensive website from which customers can easily order their publications.  We will complete our planning process and implement our website design as part of our overall marketing plan once funds become available.

Competition

Our primary competitors are 60,000 small publishers.  We believe that this also creates an opportunity for acquiring and consolidating some of these competitors or creating strategic alliances for mutual benefit.

Government Regulation, Licensing, and Taxation

Management does not believe there are existing, or probable, government regulations that could impact our business.

Patents and Trademarks

We currently have no registered patents or trademarks.  Since we have no existing patent or trademark rights, unauthorized persons may attempt to copy aspects of our business, including our anticipated website designs, product information and sources, brokerage and sales techniques, or to obtain and use information that we regard as proprietary, such as the technology used to operate our website and web content. Any encroachment upon our proprietary information, including the unauthorized use of our name, the use of a similar name by a competing company or a lawsuit initiated against us for any alleged infringement upon another company's proprietary information or alleged improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources, and could seriously harm our business operations and/or results of operations.

Employees

We have one part-time employee.  Our officer and director devotes his time as needed to the business. We believe that our operations are currently on a small scale that is manageable by this individual.  We anticipate using contract labor as operations grow and additional labor is warranted, until such time as resources are available and conditions dictate additional employees.

Plan of Operation/Milestones

While we anticipate that we will need to achieve each of the milestones outlined below within the next twelve months, there can be no assurance that achievement of this six (6) step plan will result in the Company becoming fully operational and profitable:

1.           Procure adequate funding for our operations

Since we are a new venture, our primary objective is to secure adequate funding to fully implement our business strategies. We believe that we should reach a level of positive cash flow during the first year of operations, therefore our cash requirements are primarily for start-up costs and growth capital. This

2.           Enter into a definitive agreement with a facilities provider with multiple locations

We will have our administrative office in Vancouver, Washington and expect to have a functional office in Freeport, The Bahamas.  Currently, management believes that the present office space provides sufficient workspace to conduct our present operations.

3.           Create a customer database.

We intend to create a substantial customer database through purchase of customer lists and implementing a creative and innovative web page.  We also plan to advertise in industry publications and through the use of online banner ads.  We believe that this will give us substantial initial exposure.

4.           Enter into a definitive agreement with major retailers and distributors

We intend to negotiate with widely recognized major retailers and distributors to market our products.

5.           Begin negotiations with advertising partners

We intend to advertise in several print media forums targeted to reach the intended audience for each publication.  Additionally, as funds become available, online and radio advertising, as well as Internet advertising through links and banner ads, will be explored.

6.           Develop brand clothing and other logo merchandise

We plan to market apparel and industry specific merchandise, including, but not necessarily limited to, hats, shirts, and clothing apparel. The development of logo merchandise will be secondary to our primary goal of selling publications and will be dictated by market analysis and available funding.

DESCRIPTION OF PROPERTY

SVP uses a corporate office located at 9313 NE 23rd Avenue, Vancouver, Washington 98655.  Office space, telephone services and storage are currently being provided free of charge by our sole officer and director, Michael Babbitts.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

SVP management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  SVP does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

To the best of SVP’s knowledge, no officer or director has been convicted in a criminal proceeding.

To the best of SVP’s knowledge, no officer or director has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of SVP’s knowledge, no officer or director has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against St. Vincent Press, Inc.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this Prospectus, there is no public market in St. Vincent Press, Inc. common stock.  This Prospectus is a step toward creating a public market for SVP stock, which may enhance the liquidity of SVP shares.  However, there can be no assurance that a meaningful trading market will develop.  St. Vincent Press, Inc. and its management make no representation about the present or future value of SVP common stock.

As of the date of this Prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of St. Vincent Press, Inc.;

2. There are currently 16,790,000 shares of SVP common stock held by forty-seven (47) stockholders, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current stockholders.

As of the date of this document, St. Vincent Press, Inc. has 16,790,000 shares of common stock outstanding held by forty-seven (47) stockholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

All of the presently outstanding shares of common stock (16,790,000 shares) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The Issuer is filing this Registration Statement to register holders of 2,540,000 shares of our common stock as “Selling Stockholders.” The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before restricted stockholders can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the stockholders of the Company who are not being registered pursuant to this Registration Statement may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this Prospectus, St. Vincent Press, Inc. has 16,790,000 shares of $0.001 par value common stock issued and outstanding held by forty-seven (47) stockholders of record.  Of these, SVP is seeking to register 2,540,000 of these issued and outstanding shares.

Dividends

SVP has neither declared nor paid any cash dividends on its common stock.  For the foreseeable future, SVP intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSON AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Plan of Operation

While we anticipate that we will need to achieve each of the milestones outlined listed below within the next twelve months, there can be no assurance that achievement of this six (6) step plan will result in the Company becoming fully operational and profitable:

1.           Procure adequate funding for our operations

Since we are a new venture, our primary objective is to secure adequate funding to fully implement our business strategies. We believe that we should reach a level of positive cash flow during the first year of operations, therefore our cash requirements are primarily for start-up costs and growth capital.

2.           Enter into a definitive agreement with a facilities provider with multiple locations

We will have our administrative office in Vancouver, Washington and expect to have a functional office in Freeport, The Bahamas.  Currently, management believes that the present office space provides sufficient workspace to conduct our present operations.

3.           Create a customer database.

We intend to create a substantial customer database through purchase of customer lists and implementing a creative and innovative web page.  We also plan to advertise in industry publications and through the use of online banner ads.  We believe that this will give us substantial initial exposure.

4.           Enter into a definitive agreement with major retailers and distributors

We intend to negotiate with widely recognized major retailers and distributors to market our products.

5.           Begin negotiations with advertising partners

We intend to advertise in several print media forums targeted to reach the intended audience for each publication.  Additionally, as funds become available, online and radio advertising, as well as Internet advertising through links and banner ads, will be explored.

6.           Develop brand clothing and other logo merchandise

We plan to market apparel and industry specific merchandise, including, but not necessarily limited to, hats, shirts, and clothing apparel. The development of logo merchandise will be secondary to our primary goal of selling publications and will be dictated by market analysis and available funding.

St. Vincent Press, Inc. was incorporated on May 24, 2005.  Since inception through June 30, 2008, SVP has generated no revenues while incurring $90,131 in total expenses, which are comprised of organizational costs professional fees, and general and administrative expenses..
Since incorporation, St. Vincent Press, Inc. has financed its operations through minimal initial capitalization and nominal business activity.

To date, St. Vincent Press, Inc. has not implemented its fully planned principal operations or strategic business plan.  Presently, SVP is attempting to secure sufficient monetary assets to increase operations.  SVP cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to ensure continued operations.

The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, SVP cannot guarantee that it will generate such growth.  If SVP does not produce sufficient cash flow to support SVP operations over the next 12 months, SVP may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing.  SVP cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

SVP management does not expect to incur research and development costs.

SVP currently does not own any significant plant or equipment that it would seek to sell in the near future.

SVP management does not anticipate the need to hire employees over the next 12 months, with the possible exception of telemarketing and customer service telephone support should business develop of a sufficient nature to necessitate such expenditure.  Currently, SVP believes the services provided by its officer and director appear sufficient at this time.  SVP believes that its operations are currently on a small scale that is controllable by the present management.

SVP has not paid for expenses on behalf of any director.  Additionally, SVP believes that this policy shall not materially change.

SVP has no plans to seek a business combination with another entity in the foreseeable future.

Off-Balance Sheet Arrangements

SVP does not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor has been dismissed. The independent accountant for the Company is Child, Van Wagoner and Bradshaw, PLLC, 5296 South Commerce Drive Suite 300, Salt Lake City, Utah 84107.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  The Board of Directors has no nominating, audit, or compensation committees.

The following table sets forth certain information regarding SVP’s executive officer and director as of the date of this Prospectus:

Name	Age	Position	Period of Service [1]

Michael Babbitts [2]	57	President, Chief Executive Officer, Secretary, Treasurer, and Director	April 30, 2008 to present
Ronald Davis	65	President, Chief Executive Officer, Secretary, Treasurer, and Director	May 24, 2005 (inception) to April 30, 2008

Notes:

1  Directors will hold office until the next annual meeting of the stockholders, which shall be held pursuant to statute, and until successors have been elected and qualified.  At the present time, officers were appointed by the directors and will hold office until resignation or removal from office.

2  The present officers and directors have obligations to entities other than St. Vincent Press, Inc..  SVP expects them to spend approximately 10-20 hours per week on SVP business affairs.  At the date of this Prospectus, St. Vincent Press, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Backgrounds of Executive Officers, Promoters, and Control Persons

The Company was formed by Ronald Davis, who served as the Company’s sole officer and director for the period of May 24, 2005 (inception) to April 30, 2008.   Upon inception, Mr. Davis purchased 15,000,000 shares of the Company’s common stock for $9,500 in cash.  On April 30, 2008, Mr. Davis resigned his positions with the Company to Michael Babbitts, who has served as the sole officer and director from April 30, 2008 to the present.  Also on April 30, 2008, Mr. Davis sold his 15,000,000 shares to Mr. Babbitts for a $10,000 promissory note, which accrues 8% interest and is payable to Mr. Davis by April 30, 2010.

Michael Babbitts – President, Chief Executive Officer, Secretary, Treasurer, and Director – Mr. Babbitts is currently employed by Smarte Carte Inc. at Portland International Airport as the Assistant General Manager.  For the fifteen years prior to this employment, he worked in the commercial construction field as a field hand, supervisor, and a project superintendent.  Mr. Babbitts graduated from Milton College in 1980 with a Bachelor of Arts Degree in Criminal Administration.  Subsequent to receiving his degree, Mr. Babbitts was employed as a police officer in Menasha, Wisconsin, for 9 years.

Board Committees

St. Vincent Press, Inc. has not yet implemented any board committees as of the date of this Prospectus.  The Board of Directors may appoint an Audit Committee.  The Audit Committee will be authorized by the Board of Directors to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants.  The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year.  The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operation, and management of the Company.

Directors

The Company's Board of Directors presently consists of one member.  The Company's Board of Directors may appoint a Compensation Committee to review all employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives, and bonuses.  The Bylaws of the Company generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by the Company or the issuance of any additional common stock. Although SVP anticipates appointing additional directors in the future, SVP has not identified any such person at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Michael Babbitts	2007	-	-	-	-	-	-	-
Officer and Director	2008	-	-	-	-	-	-	-

Ronald Davis	2007	-	-	-	-	-	-	-
Officer and Director	2008	-	-	-	-	-	-	-

Director’s Compensation

Directors are not entitled to receive compensation for services rendered to St. Vincent Press, Inc., or for each meeting attended, except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer Compensation

Since St. Vincent Press, Inc.’s incorporation on May 24, 2005, SVP has not paid any compensation to any officer, director, or employee.  SVP does not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  SVP does not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plans

St. Vincent Press, Inc. currently does not have existing or proposed option/SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of SVP common stock by all persons known by SVP to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to SVP’s knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares [1]	Amount of Beneficial Ownership [2]	Percent of Class (Common)
			Before Offering	After Offering [3]
Common	Michael Babbitts, President and Director	15,000,000	89.34%	80.40%

	All Directors and Officers as a group	15,000,000	89.34%	80.40%

Footnotes:

1  The address of each executive officer and director is c/o St. Vincent Press, Inc., 9313 NE 23rd Avenue, Vancouver, Washington 98655.

2  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of shares offered by Mr. Babbitts (1,500,000 shares of common stock).  The aggregate amount of shares issued and outstanding before and after the offering is 16,790,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The sole officer and director of SVP, Michael Babbitts, is involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between SVP andhis other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of SVP must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Related Transactions

On May 24, 2005 (date of inception), a company affiliated with SVP’s former President, Ronald Davis, contributed to SVP 5,000 common shares of a publicly traded business development company at $4 per share for total value of $20,000.  Consistent with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” SVP has classified the investment as available-for-sale, and has reported the investment at fair value, with the unrealized gains and losses reported in the Accumulated Other Comprehensive Income sections of the Balance Sheets and Statements of Changes in Stockholder’s Equity (Deficit).  At June 30, 2008, the fair market value of the investment was $1,500 ($.30 per share), resulting in a cumulative unrealized loss of $18,500.

SVP has a note payable to its former President, Ronald Davis, for $20,150 plus $2,208 in accrued interest at June 30, 2008.  The note accrues interest at 6% per annum and the combined principal and interest balance is payable in September 2009.

On or about May 24, 2005, the Company issued 15,000,000 shares of common stock to its former President, Ronald Davis, for $9,500 in cash.  This issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about September 6, 2006, SVP entered into a contract with Nevada Business Development Corporation (“NBDC”), a Nevada corporation, whereby NBDC would assist SVP with certain developmental and operational issues.  The services were valued at $30,000 and expected to be rendered over a two-year period from the date of the contract’s inception.  Upon signing the contract, the Company paid NDC $15,000 in cash and issued 750,000 shares of common stock valued at $15,000 ($.02 per share).  At June 30, 2008, $27,500 of the total $30,000 prepayment had been expensed, with the remaining $2,500 to be amortized during the quarter ended September 30, 2008. The stock issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about September 13, 2007, the Company closed a private placement offering whereby it sold 1,040,000 shares of common stock at $0.05 per share to forty-four (44) purchasers for $47,500 cash (net of $4,500 in offering costs), which offering was exempt pursuant to Regulation D, Rule 505 of the Securities Act of 1933, as amended

As of the date of this memorandum, there were 16,790,000 shares of common stock issued and outstanding being held by forty-seven (47) stockholders of record.

REPORTS TO SECURITY HOLDERS

1. After this offering, SVP will furnish stockholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, SVP will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials SVP files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  SVP SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, St. Vincent Press, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by SVP of expenses incurred or paid by a director, officer or controlling person of SVP in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SVP will, unless in the opinion of SVP legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

a)	Unaudited Financial Statements as of June 30, 2008 and 2007 and for the Six Months Then Ended, and for the Period of May 24, 2005 (Inception) through June 30, 2008

b)	Audited Financial Statements for the Years Ended December 31, 2007 and 2006 and the Period of May 24, 2005 (Inception) through December 31, 2007

ST. VINCENT PRESS, INC.
(A Development Stage Company)

Unaudited Financial Statements

As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception)
through June 30, 2008

St. Vincent Press, Inc.
(A Development Stage Company)

Unaudited Financial Statements

As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception)
through June 30, 2008

Table of Contents	Page

Unaudited Financial Statements:

Balance Sheets	F-1

Statements of Operations	F-2

Statement of Changes in Stockholders’ Equity (Deficit)	F-3-4

Statements of Cash Flows	F-5

Notes to the Unaudited Financial Statements	F-6-10

St. Vincent Press, Inc.
(A Development Stage Company)
Balance Sheets
(Unaudited)

	June 30,
	2008	2007
Assets
Current assets
Cash	$1,727	$87
Prepaid expenses (Note 4)	2,500	17,500
Total current assets	4,227	17,587

Other Assets
Investment in available-for-sale securities (Note 3)	1,500	550
Total other assets	1,500	550

Total assets	$5,727	$18,137

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$-	$3,381
Total current liabilities	-	3,381

Long-term liabilities (Note 2)
Notes payable - related party	20,150	20,000
Accrued interest, notes payable - related party	2,208	1,002
Total long-term liabilities	22,358	21,002

Total liabilities	22,358	24,383

Stockholders deficit (Note 5)
Common stock; $.001 par value, 75,000,000 shares
authorized, 16,790,000 and 15,750,000 shares issuaed and
outstanding at June 30, 2008 and 2007, respectively	16,790	15,750
Accumulated other comprehensive loss (Note 3)	(18,500)	(19,450)
Additional paid-in capital	75,210	28,750
Deficit accumulated during development stage	(90,131)	(31,296)
Total stockholders' deficit	(16,631)	(6,246)

Total liabilities and stockholders' deficit	$5,727	$18,137

See accompanying notes to financial statements.

F-1

St. Vincent Press, Inc.
(A Development Stage Company)
Statements of Operations Unaudited

			May 24, 2005
			(Inception) to
	For the Six Months Ended June 30,		June 30,
	2008	2007	2008

Revenues	$-	$-	$-

Expenses
Organizational costs	-	-	6,750
Professional fees	14,000	7,500	68,031
Miscellaneous general and administrative	61	-	13,164
Total expenses	14,061	7,500	87,945

Net loss from operations	(14,061)	(7,500)	(87,945)

Other Income (Expenses)
Interest expense	(604)	(602)	(2,208)
Interest income	2	-	22
Total other income (expenses)	(602)	(602)	(2,186)

Net loss before income taxes	(14,663)	(8,102)	(90,131)

Provision for income taxes	-	-	-

Net loss and deficit accumulated during
development stage	$(14,663)	$(8,102)	$(90,131)

Net loss per share	$-	$-

Weighted average number common
shares outstanding	16,790,000	15,750,000

See accompanying notes to financial statements.

F-2

St. Vincent Press, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
For the Period of May 24, 2005 (Inception) to June 30, 2008

			Additional		Accum. Other		Total
	Common Stock		Paid-In	Comprehensive	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Loss	Loss	Deficit	Equity (Deficit)

Balance, May 24, 2005 (inception)	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Stock issued for cash (Note 5)	15,000,000	15,000	(5,500)	-	-	-	9,500
Contribution of available-for-sale
securities (Note 2)	-	-	20,000	-	-	-	20,000
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(1,250)	(1,250)	-	(1,250)
Net loss	-	-	-	(6,950)	-	(6,950)	(6,950)
Comprehensive loss				(8,200)
Balance, December 31, 2005	15,000,000	15,000	14,500		(1,250)	(6,950)	21,300

Stock issued for services (Note 5)	750,000	750	14,250	-	-	-	15,000
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(13,750)	(13,750)	-	(13,750)
Net loss	-	-	-	(16,244)	-	(16,244)	(16,244)
Comprehensive loss				(29,994)	-	-
Balance, December 31, 2006	15,750,000	15,750	28,750		(15,000)	(23,194)	6,306

Stock issued for cash, net of
offering costs (Note 5)	1,040,000	1,040	46,460	-	-	-	47,500
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(3,500)	(3,500)	-	(3,500)
Net loss	-	-	-	(52,274)	-	(52,274)	(52,274)
Comprehensive loss				(55,774)
Balance, December 31, 2007	16,790,000	16,790	75,210		(18,500)	(75,468)	(1,968)

                                                                                                                                                                                                                          Cont’d

F-3

St. Vincent Press, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit) (Cont’d)
For the Period of May 24, 2005 (Inception) to June 30, 2008

			Additional		Accum. Other		Total
	Common Stock		Paid-In	Comprehensive	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Loss	Loss	Deficit	Equity (Deficit)

Comprehensive loss:
Net loss	-	-	-	(14,663)	-	(14,663)	(14,663)
Comprehensive loss				$ (14,663)
Balance, June 30, 2008 (unaudited)	16,790,000	$ 16,790	$ 75,210		$ (18,500)	$ (90,131)	$ (16,631)

See accompanying notes to financial statements.

F-4

St. Vincent Press, Inc.
(A Development Stage Company)
Statements of Cash Flows
Unaudited
			May 24, 2005
			(Inception) to
	For the Six Months Ended June 30,		June 30,
	2008	2007	2008

Operating activities
Net loss	$(14,663)	$(8,102)	$(90,131)

Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for services	-	-	15,000
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	7,500	7,500	(2,500)
Increase in accrued interest - related party	604	602	2,208

Net cash used in operating activities	(6,559)	-	(75,423)

Investing activities	-	-	-

Financing activities
Stock issued for cash (net of offering costs)	-	-	57,000
Proceeds from notes payable - related party	-	-	20,150

Net cash provided by financing activities	-	-	77,150

Net increase (decrease) in cash	(6,559)	-	1,727
Cash at beginning of period	8,286	87	-
Cash at end of period	$1,727	$87	$1,727

Supplemental disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash investing and financing activities
Contribution of available-for-sale securities	$-	$20,000	$20,000
Unrealized loss on available-for-sale securities	$-	$4,450	$18,500

See accompanying notes to financial statements.

F-5

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception) through June 30, 2008

1.  Organization and Summary of Significant Accounting Policies

The accompanying unaudited financial statements of St. Vincent Press, Inc. (a development stage company, the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Business Description
The Company is a Nevada corporation organized on May 24, 2005 for the purpose of publishing and marketing books that have been rejected by larger and more established publishing houses.  The Company will concentrate on financial, tax, economics, and political subjects. The Company has elected a fiscal year end of December 31.

The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Income Taxes
The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109, “Accounting for Income Taxes,” to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Development stage deferred tax assets of approximately $32,000 arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  The valuation allowance increased by $5,000 and $3,000 during the six months ended June 30, 2008 and 2007, respectively.  Operating loss carry-forwards generated during the period from May 24, 2005 (date of inception) through June 30, 2008 of $90,131 will begin to expire in 2025.

Estimates
Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates, such as depreciation. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

F-6

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception) through June 30, 2008

1. Organization and Summary of Significant Accounting Policies (cont’d)

Cash and Cash Equivalents
For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition
Revenues will be recognized upon shipment of books to customers, or when the Company performs other related services.  The Company has not recognized any revenues from its intended business purpose as of June 30, 2008 and will establish additional revenue recognition policies once operations commence.

Earnings Per Share
The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There have been no potentially dilutive common share equivalents outstanding during the period of May 24, 2005 (date of inception) to June 30, 2008 and, accordingly, the computation of net loss per share on a fully dilutive basis is the same as basic net loss per share.

Recently Issued Accounting Standards
In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  This new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

F-7

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception) through June 30, 2008

1. Organization and Summary of Significant Accounting Policies (cont’d)

Recently Issued Accounting Standards (cont’d)
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.”  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be indentified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.”  The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

With the exception of SFAS No. 159 (the effects of which are described in Note 3), these recently issued accounting standards do not have current application to the Company, but may be applicable to the Company’s future financial reporting.

2.  Related Party Transactions

The Company has a note payable to its former President totaling $20,150 and $20,000 at June 30, 2008 and 2007, respectively.  The note accrues interest at 6% per annum and the combined principal and interest balance is payable in September 2009.  Accrued interest is $2,208 and $1,002 at June 30, 2008 and 2007, respectively.

The Company’s current President provides office space and minimal services to the Company without charge. Such costs are immaterial to the financial statements and have not been reflected therein.

Upon inception, a company affiliated with the Company’s former President contributed to the Company available-for-sale securities valued at $20,000 (Note 3).

F-8

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception) through June 30, 2008

3.  Investment in Available-for-Sale Securities

On May 24, 2005 (date of inception), a company affiliated with the Company’s former President contributed to the Company 5,000 common shares of a publicly traded business development company at $4 per share for total value of $20,000.  Consistent with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” the Company has classified the investment as available-for-sale, and has reported the investment at fair value, with the unrealized gains and losses reported in the Accumulated Other Comprehensive Income sections of the Balance Sheets and Statements of Changes in Stockholder’s Equity (Deficit).

At June 30, 2008 and 2007, the fair market value of the investment was $1,500 ($.30 per share) and $550 ($.11 per share), respectively, resulting in a cumulative unrealized loss of $18,500 at June 30, 2008.

SFAS No. 115 has been superseded by SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows the holder of available-for-sale securities to report unrealized gains or losses in the statement of operations (subject to certain criteria) and is effective for fiscal years beginning after November 15, 2007.  The Company plans to implement SFAS No. 159 during the third quarter of 2008.

4.  Prepaid Expenses

In September 2006, the Company entered into an agreement (the “Agreement”) with a consulting firm (the “Consultant”) to assist the Company with certain developmental and operational issues. Upon the Agreement’s inception, the Company prepaid to the Consultant $30,000, consisting of $15,000 in cash and $15,000 in common stock (Note 5).  During each of the six months ended June 30, 2008 and 2007, the Company expended $7,500 of this amount, resulting in a prepaid expense of $2,500 and $17,500 at June 30, 2008 and 2007, respectively.  The remaining balance will be expensed during 2008 as services are rendered.

5.  Stockholders’ Equity

On May 24, 2005 (date of inception), the Company issued 15,000,000 shares of its $.001 par value common stock to its former President for $9,500 in cash.  On April 30, 2008, the former President sold the shares to the Company’s current President for $10,000 in cash.

In September 2006, the Company issued 750,000 shares valued at $.02 per share (total value of $15,000) to a consulting firm as prepayment for services to be rendered during 2006 through 2008 (Note 4).

In September 2007, the Company issued 1,040,000 shares at $.05 per share for total cash proceeds of $52,000 pursuant to a private offering.  Of total proceeds received, $4,500 in offering costs have been offset against additional paid-in capital, resulting in net proceeds of $47,500.

The above issuances result in total outstanding shares of 16,790,000 and 15,750,000 at June 30, 2008 and 2007, respectively.

F-9

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
As of June 30, 2008 and 2007 and for the Six Months Then Ended,
and for the Period of May 24, 2005 (Inception) through June 30, 2008

6.  Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.

The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

F-10

VINCENT PRESS, INC.
(A Development Stage Company)

Audited Financial Statements

For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (date of inception)
through December 31, 2007
St. Vincent Press, Inc.
(A Development Stage Company)

Audited Financial Statements

For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (date of inception)
through December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
St. Vincent Press, Inc.

We have audited the accompanying balance sheets of St. Vincent Press, Inc. (a development stage enterprise) (the Company) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the period of inception (May 24, 2005) through December 31, 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Vincent Press, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and the period of inception (May 24, 3005) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in financial statement Note 6, the Company has incurred losses since inception, and has not engaged in any operations.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 21, 2008

St. Vincent Press, Inc.
(A Development Stage Company)
Balance Sheets

	December 31,
	2007	2006
Assets
Current assets
Cash	$8,286	$87
Prepaid expenses (Note 4)	10,000	25,000
Total current assets	18,286	25,087

Other Assets
Investment in available-for-sale securities (Note 3)	1,500	5,000
Total other assets	1,500	5,000

Total assets	$19,786	$30,087

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$-	$3,381
Total current liabilities	-	3,381

Long-term liabilities (Note 2)
Notes payable - related party	20,150	20,000
Accrued interest, notes payable - related party	1,604	400
Total long-term liabilities	21,754	20,400

Total liabilities	21,754	23,781

Stockholders equity (deficit) (Note 5)
Common stock; $.001 par value, 75,000,000 shares
authorized, 16,790,000 and 15,750,000 shares issuaed and
outstanding at December 31, 2007 and 2006, respectively	16,790	15,750
Accumulated other comprehensive loss (Note 3)	(18,500)	(15,000)
Additional paid-in capital	75,210	28,750
Deficit accumulated during development stage	(75,468)	(23,194)
Total stockholders' equity (deficit)	(1,968)	6,306

Total liabilities and stockholders' equity (deficit)	$19,786	$30,087

See accompanying notes to financial statements.

St. Vincent Press, Inc.
(A Development Stage Company)
Statements of Operations

			May 24, 2005
			(Inception) to
	For the Years Ended December 31,		December 31,
	2007	2006	2007

Revenues	$-	$-	$-

Expenses
Organizational costs	-	-	6,750
Professional fees	39,700	14,131	54,031
Miscellaneous general and administrative	11,390	1,713	13,103
Total expenses	51,090	15,844	73,884

Net loss from operations	(51,090)	(15,844)	(73,884)

Other Income (Expenses)
Interest expense	(1,204)	(400)	(1,604)
Interest income	20	-	20
Total other income (expenses)	(1,184)	(400)	(1,584)

Net loss before income taxes	(52,274)	(16,244)	(75,468)

Provision for income taxes	-	-	-

Net loss and deficit accumulated during
development stage	$(52,274)	$(16,244)	$(75,468)

Net loss per share	$-	$-

Weighted average number common
shares outstanding	16,010,000	15,250,000

See accompanying notes to financial statements.

St. Vincent Press, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
For the Period of May 24, 2005 (Inception) to December 31, 2007

			Additional		Accum. Other		Total
	Common Stock		Paid-In	Comprehensive	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Loss	Loss	Deficit	Equity (Deficit)
Balance, May 24, 2005 (inception)	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Stock issued for cash (Note 5)	15,000,000	15,000	(5,500)	-	-	-	9,500
Contribution of available-for-sale
securities (Note 2)	-	-	20,000	-	-	-	20,000
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(1,250)	(1,250)	-	(1,250)
Net loss	-	-	-	(6,950)	-	(6,950)	(6,950)
Comprehensive loss				(8,200)
Balance, December 31, 2005	15,000,000	15,000	14,500		(1,250)	(6,950)	21,300

Stock issued for services (Note 5)	750,000	750	14,250	-	-	-	15,000
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(13,750)	(13,750)	-	(13,750)
Net loss	-	-	-	(16,244)	-	(16,244)	(16,244)
Comprehensive loss				(29,994)	-	-
Balance, December 31, 2006	15,750,000	15,750	28,750		(15,000)	(23,194)	6,306

Stock issued for cash, net of
offering costs (Note 5)	1,040,000	1,040	46,460	-	-	-	47,500
Comprehensive loss:
Unrealized holding loss (Note 2)	-	-	-	(3,500)	(3,500)	-	(3,500)
Net loss	-	-	-	(52,274)	-	(52,274)	(52,274)
Comprehensive loss				$ (55,774)
Balance, December 31, 2007	$ 16,790,000	$ 16,790	$ 75,210		$ (18,500)	$ (75,468)	$ (1,968)
See accompanying notes to financial statements.

St. Vincent Press, Inc.
(A Development Stage Company)
Statements of Cash Flows

			May 24, 2005
			(Inception) to
	For the Years Ended December 31,		December 31,
	2007	2006	2007

Operating activities
Net loss	$(52,274)	$(16,244)	$(75,468)

Adjustments to reconcile net loss to net
cash used in operating activities:
Stock issued for services	-	15,000	15,000
Changes in assets and liabilities:
(Increase) decrease in prepaid expenses	15,000	(24,250)	(10,000)
Increase (decrease) in accounts payable	(3,381)	3,181	-
Increase in accrued interest - related party	1,204	400	1,604

Net cash used in operating activities	(39,451)	(21,913)	(68,864)

Investing activities	-	-	-

Financing activities
Stock issued for cash (net of offering costs)	47,500	-	57,000
Proceeds from notes payable - related party	150	20,000	20,150

Net cash provided by financing activities	47,650	20,000	77,150

Net increase (decrease) in cash	8,199	(1,913)	8,286
Cash at beginning of period	87	2,000	-
Cash at end of period	$8,286	$87	$8,286

Supplemental disclosures:
Cash paid for interest or income taxes	$-	$-	$-

Non-cash investing and financing activities
Contribution of available-for-sale securities	$-	$20,000	$20,000

See accompanying notes to financial statements.

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (Inception) through December 31, 2007

2.  Organization and Summary of Significant Accounting Policies

This summary of significant accounting policies of St. Vincent Press, Inc. (a development stage company) (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and, accordingly, is considered to be in its development stage in accordance with SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Business Description
St. Vincent Press, Inc. (the Company) is a Nevada corporation organized on May 24, 2005 for the purpose of publishing and marketing books that have been rejected by larger and more established publishing houses.  The Company will concentrate on financial, tax, economics, and political subjects. The Company has elected a fiscal year end of December 31.

The Company was founded on the need for alternative outlets for the product of talented, but unknown, writers seeking recognition for their work. It is recognized that more than 60,000 companies occupy the publishing space, but management believes that a small press dedicated to solid writers with fresh material can succeed in today’s environment.

Income Taxes
The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109, “Accounting for Income Taxes,” to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Development stage deferred tax assets of approximately $26,000 arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  The valuation allowance increased by $18,000 and $5,700 during the years ended December 31, 2007 and 2006, respectively.  Operating loss carry-forwards generated during the period from May 24, 2005 (date of inception) through December 31, 2007 of $75,468 will begin to expire in 2025.

Estimates
Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates, such as depreciation. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (Inception) through December 31, 2007

1. Organization and Summary of Significant Accounting Policies (cont’d)

Cash and Cash Equivalents
For the purpose of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had $8,286 and $87 in cash at December 31, 2007 and 2006, respectively.

Revenue Recognition
Revenues will be recognized upon shipment of books to customers, or when the Company performs other related services.  The Company has not recognized any revenues from its intended business purpose as of December 31, 2007 and will establish additional revenue recognition policies once operations commence.

Earnings Per Share
The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented. There have been no potentially dilutive common share equivalents outstanding during the period of May 24, 2005 (date of inception) to December 31, 2007 and, accordingly, the computation of net loss per share on a fully dilutive basis is the same as basic net loss per share.

Recently Issued Accounting Standards
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  This new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.”  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (Inception) through December 31, 2007

1. Organization and Summary of Significant Accounting Policies (cont’d)

Recently Issued Accounting Standards (cont’d)
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.”  The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.”  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be indentified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

These recently issued accounting standards do not have current application to the Company, but may be applicable to the Company’s future financial reporting.

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (Inception) through December 31, 2007

2.  Related Party Transactions

The Company has a note payable to its President totaling $20,150 and $20,000 at December 31, 2007 and 2006, respectively.  The note accrues interest at 6% per annum and the combined principal and interest balance is payable in September 2009.  Accrued interest is $1,604 and $400 at December 31, 2007 and 2006, respectively.  The President also provides office space and minimal services to the Company without charge. Such costs are immaterial to the financial statements and have not been reflected therein.

Upon inception, a company affiliated with the Company’s President contributed to the Company available-for-sale securities valued at $20,000 (Note 3).

3.  Investment in Available-for-Sale Securities

On May 24, 2005 (date of inception), a company affiliated with the Company’s President contributed to the Company 5,000 common shares of a publicly traded business development company at $4 per share for total value of $20,000.  Consistent with SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” the Company has classified the investment as available-for-sale, and has reported the investment at fair value, with the unrealized gains and losses reported in the Accumulated Other Comprehensive Income sections of the Balance Sheets and Statements of Changes in Stockholder’s Equity (Deficit).  At December 31, 2007 and 2006, the fair market value of the investment was $1,500 ($.30 per share) and $5,000 ($1.00 per share), respectively, resulting in a cumulative unrealized loss of $18,500 at December 31, 2007.

SFAS No. 115 has been superseded by SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows the holder of available-for-sale securities to report unrealized gains or losses in the statement of operations (subject to certain criteria) and is effective for fiscal years beginning after November 15, 2007.  The Company plans to implement SFAS No. 159 during the year ended December 31, 2008.

4.  Prepaid Expenses

The Company has entered into an agreement with a consulting firm to assist the Company with certain development and operational issues. In September 2006, the Company prepaid $30,000 –  $15,000 in cash and $15,000 in common stock (Note 5) – to the consulting firm, of which $15,000 and $5,000 was expended during the years ended December 31, 2007 and 2006, respectively.  The remaining December 31, 2007 balance of $10,000 will be amortized during 2008 as services are rendered. .

St. Vincent Press, Inc.
(A Development Stage Company)
Notes to Audited Financial Statements
For the Years Ended December 31, 2007 and 2006,
and the Period of May 24, 2005 (Inception) through December 31, 2007

5.  Stockholders’ Equity

On May 24, 2005 (date of inception), the Company issued 15,000,000 shares of its $.001 par value common stock to the Company’s President for $9,500 in cash and $5,500 in services.

In September 2006, the Company issued 750,000 shares valued at $.02 per share (total value of $15,000) to a consulting firm as prepayment for services to be rendered during 2006 through 2008 (Note 4).

In September 2007, the Company issued 1,040,000 shares at $.05 per share for total cash proceeds of $52,000 pursuant to a private offering.  Of total proceeds received, $4,500 in offering costs have been offset against additional paid-in capital, resulting in net proceeds of $47,500.

The above issuances result in total outstanding shares of 16,790,000 and 15,750,000 at December 31, 2007 and 2006, respectively.

6.  Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations.

The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Back Cover

2,540,000

St. Vincent Press, Inc.

Common Stock
$0.05 per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses paid by SVP in connection with the sale of the common stock being registered. SVP has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution are set forth below.

Legal and Professional Fees	$1,500
Accounting Fees	$4,000

Total	$5,500

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

St. Vincent Press, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  SVP indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense of any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at SVP’s request as an officer or director.  SVP may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, SVP’s best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, SVP shall indemnify any director, officer and employee as follows: Every director, officer, or employee of St. Vincent Press, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of St. Vincent Press, Inc. or is or was serving at the request of St. Vincent Press, Inc. as a director, officer, employee or agent of St. Vincent Press, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of St. Vincent Press, Inc.  St. Vincent Press, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of St. Vincent Press, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

The Company was formed by Ronald Davis, who served as the Company’s sole officer and director for the period of May 24, 2005 (inception) to April 30, 2008.   Upon inception, Mr. Davis purchased 15,000,000 shares of the Company’s common stock for $9,500 in cash.  On April 30, 2008, Mr. Davis resigned his positions with the Company to Michael Babbitts, who has been the sole officer and director from April 30, 2008 to the present.  Also on April 30, 2008, Mr. Davis sold his 15,000,000 shares to Mr. Babbitts for a $10,000 promissory note, which accrues 8% interest and is payable to Mr. Davis by April 30, 2010.

On or about August 6, 2006, pursuant to a contract with Nevada Business Development Corporation, a Nevada corporation, the Company issued 750,000 shares of common stock to Nevada Business Development Corporation, for services valued at $750.00, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

On or about September 13, 2007, the Company closed a private placement offering whereby it sold 1,040,000 shares of common stock at $0.05 per share to forty-four (44) purchasers, which offering was exempt pursuant to Regulation D, Rule 505 of the Securities Act of 1933, as amended

As of the date of this memorandum, there were 16,790,000 shares of common stock issued and outstanding being held by  forty-seven (47) stockholders of record.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.                                           Name/Identification of Exhibit

3                      Articles of Incorporation & Bylaws

1)	Articles of Incorporation file on May 24, 2005 and amendments thereto
2)	Bylaws adopted on May 31, 2005

5                      Opinion on Legality by Randall Brumbaugh, Esq.

23                    Consent of Experts

1)	Consent of Randall Brumbaugh, Esq.
2)	Consent of Child, Van Wagoner & Bradshaw, PLLC

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in Vancouver, Washington on the date indicated below.

St. Vincent Press, Inc.
(Registrant)

By: /s/ Michael Babbitts
Michael Babbitts
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Babbitts	President and Director Chief Executive Officer	September 10, 2008
Michael Babbitts

/s/ Michael Babbitts	Secretary Chief Financial Officer	September 10, 2008
Michael Babbitts

/s/ Michael Babbitts	Treasurer Chief Accounting Officer	September 10, 2008
Michael Babbitts